Exhibit 99.1

ADMA Biologics Reports Year End 2014 Results and Upcoming Milestones

RAMSEY, N.J., March 9, 2015 - ADMA Biologics, Inc. (Nasdaq: ADMA), a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, announced its financial results for the year ended December 31, 2014, in addition to 2014 accomplishments and anticipated milestones for 2015.

“We are very pleased with our 2014 accomplishments, most notably the announcement of our positive Phase III clinical study data for RI-002, in patients who suffer from Primary Immune Deficiency Diseases (PIDD).  We are also excited to announce our continued revenue growth generated from our subsidiary, ADMA BioCenters, which also initiated collections at a second facility during the fourth quarter of 2014,” stated Adam Grossman, President and CEO of ADMA Biologics.

2014 Accomplishments

•	Positive Phase III Data for RI-002 Pivotal Trial
•	Listed Common Stock on NASDAQ
•	Second Plasma Collection Facility Initiated Collections in Marietta, Georgia
•	Filed Biologics License Application (BLA) for Marietta, Georgia Collection Facility
•	Expanded our Norcross, Georgia Plasma Collection Facility
•	Secured $10M of Debt Funding
•	Received Korean Ministry of Food and Drug Safety Approval for ADMA BioCenters

2015 Anticipated Milestones

•	Submit BLA to U.S. Food and Drug Administration (FDA) for RI-002
•	Obtain FDA Approval of Second Plasma Center in Marietta, Georgia
•	Initiate New Specialty Plasma Collection Programs at ADMA BioCenters

Financial Results for the Year Ended 2014

At December 31, 2014, the Company had cash, cash equivalents and short-term investments of $21.9 million, as compared to $29.1 million at December 31, 2013.  The Company’s cash, cash equivalents and short-term investments as of December 31, 2014 are expected to fund operations into the first half of 2016.

The consolidated net loss for the year ended December 31, 2014 was $16.8 million, or $(1.81) per share, as compared to a consolidated net loss of $15.5 million, or ($2.38) per share for the year ended December 31, 2013.  We had revenues of $5.9 million for the year ended December 31, 2014 compared to $3.1 million for the year ended December 31, 2013.  The increased year-over-year net loss was primarily attributed to higher research and development expenses of $9.5 million during the year ended 2014, compared to $9.3 million during the year ended 2013, as a result of completing our fully enrolled Phase III clinical study during the fourth quarter 2014, along with increased non-cash stock-based compensation charges.  General and administrative costs were $4.8 million for the year ended 2014 compared to $4.4 million during the year ended 2013.  The increase in general and administrative costs is primarily attributed to consulting services provided to us for commercial planning, marketing research and analysis in addition to increased non-cash stock-based compensation costs.  Additionally, overall net loss increased as a result of increased costs of plasma product expenses attributed to increased plasma revenues, donor collections and associated costs, increased plasma center operating costs attributed to advertising and promotion expenses, increased headcount and capital expenditures for our two plasma facilities, and increased plasma centers’ general and administrative costs.  Total other income (expense) increased to $1.3 million for the year ended 2014 compared to $0.5 million for the year ended 2013.  The increase of $0.8 million is primarily attributed to an increase of interest expense for $0.7 million as a result of having additional debt at the end of 2014 as compared to year end 2013.  Included in the net loss for the year ended December 31, 2014 were non-cash expenses of stock based compensation of $1.2 million and depreciation and amortization of $0.2 million.

About ADMA Biologics, Inc. ADMA is a late stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. For more information, please visit the Company's website at www.admabiologics.com.

About ADMA's lead product candidate RI-002:  ADMA's lead product candidate, RI-002 is a specialty plasma-derived, polyclonal, Intravenous Immune Globulin, or IGIV, derived from human plasma containing naturally occurring polyclonal antibodies (e.g., Streptococcus pneumoniae, H. influenza type B, Cytomegalovirus (CMV), measles, tetanus, etc.) as well as standardized, high levels of antibodies to respiratory syncytial virus (RSV). ADMA is pursuing an indication for the use of this specialty IGIV product for treatment of patients diagnosed with primary immune deficiency diseases, or PIDD. Polyclonal antibodies are the primary active component of IGIV products. Polyclonal antibodies are proteins that are used by the body's immune system to neutralize microbes, such as bacteria and viruses. Data review indicates that the polyclonal antibodies that are present in RI-002 support the ability of this product to prevent infections in immune-compromised patients. ADMA’s analysis demonstrated that the Phase III trial has met the primary endpoint with no serious bacterial infections (SBI) reported. These results are below the requirement specified by FDA guidance of ≤ 1 SBI per patient-year.

Forward-Looking Statements
This press release contains "forward looking statements" Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "target," "anticipate," "plan," "planning," "expect," "believe," "will," "will likely," “is likely”, "should," "could," "would," "may" or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning interpretations of final data, possible characteristics of RI-002, acceptability of RI-002 for any purpose by physicians patients or payers, timing and ability of a filing with the FDA of a BLA, likelihood and timing of FDA action with respect to any further filings by the Company, results of the clinical development, continuing demonstrations of safety, comparability of results of RI-002 to other comparably run IVIG trials, improvements in clinical outcomes, market data and incidence of infection, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, expansion plans, the achievement of clinical and regulatory milestones, commercialization efforts of the Company's product candidate(s) and trends relating to demand for source plasma. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, risks as to whether final and secondary data will, be accepted as encouraging, positive or will otherwise lead to an effective or approved product, whether we will be able to demonstrate efficacy or gain necessary approvals to market and commercialize any product, whether the FDA will accept our data, permit us to submit a BLA, grant a license, or approve RI-002 for marketing, whether we will meet any of our clinical or regulatory milestones, develop any new products or expand existing ones, receive FDA approval of our new facility, changes in regional and worldwide supply and demand for source plasma, whether we will be able to attract sufficient donors and operate our new facility effectively or profitably, whether we can sell our plasma in the marketplace at prices that will lead to adequate amounts of revenue, whether we will be able to sustain the listing of our common stock on the NASDAQ Capital Market, whether we will meet any timing targets expressed by the Company, and other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz
Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2014 and 2013

	2014	2013

REVENUES:
Product revenue	$5,839,989	$3,023,503
License revenue	75,556	44,074
Total Revenues	5,915,545	3,067,577

OPERATING EXPENSES:
Cost of product revenue	3,742,367	2,023,441
Research and development	9,517,014	9,303,077
Plasma center	3,850,828	2,418,156
General and administrative	4,823,869	4,365,334

TOTAL OPERATING EXPENSES	21,934,078	18,110,008

LOSS FROM OPERATIONS	(16,018,533)	(15,042,431)

OTHER INCOME (EXPENSE):
Interest income	14,217	7,623
Interest expense	(1,286,215)	(618,225)
Change in fair value of warrant liability	(74,356)	43,290
Other income	-	82,497
TOTAL OTHER INCOME (EXPENSE)	(1,346,354)	(484,815)

LOSS BEFORE INCOME TAXES	(17,364,887)	(15,527,246)

State income tax benefit	551,724	-

NET LOSS	$(16,813,163)	$(15,527,246)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(1.81)	$(2.38)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	9,291,823	6,531,029

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION:

	*December 31, 2014	*December 31, 2013
Assets
Cash, cash equivalents and short-term investments	$21,851,705	$29,084,661
Total Assets	$27,227,497	$31,979,943

Deficit accumulated during the development stage	$(69,449,737)	$(52,636,574)
Total Stockholders’ Equity	$6,008,650	$21,573,359

*Condensed from audited financial statements